SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant	☐

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☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☑ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
LOUDEYE CORP.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
CALCULATION OF FILING FEE

Per unit price
or other
underlying
	Aggregate	value of
	number of	transaction
	securities	computed	Proposed
	to which	pursuant to	maximum
Title of each class of securities to which	transaction	Exchange Act	aggregate value
transaction applies	applies	Rule 0-11	of transaction	Total fee paid

☐	Fee paid previously with preliminary materials.

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THE FOLLOWING DISCLOSURE WAS INCLUDED IN ITEM 8.01 OF A CURRENT REPORT ON FORM 8-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY LOUDEYE CORP. ON OCTOBER 6, 2006:
On October 4, 2006 a purported class action lawsuit captioned, Maria Corso and Steven Corso v. Loudeye Corporation et. al., Case No. 2:06-cv-1442-MJP, was filed in the United States District Court for the Western District of Washington against us, our Chief Executive Officer and certain other former officers. The complaint alleges that Loudeye published a series of misleading statements during the period between May 19, 2003 and November 9, 2005 in press releases and filings with the Securities and Exchange Commission in violation of the Securities Exchange Act of 1934, as amended. The complaint seeks monetary damages, an award of costs and expenses (including legal fees) incurred in connection with the lawsuit and unspecified injunctive relief.
The time for the defendants to respond to the complaints described above has not yet expired and, to date, no motions have been filed by any of the parties to the lawsuit. We intend to vigorously defend against the claims and allegations in the complaint. Defending these actions may require significant attention and resources of management and, regardless of the outcome, result in significant legal expenses.
On September 1, 2006, Loudeye filed a proxy statement in connection with the proposed merger. Investors and Loudeye’s stockholders are urged to read carefully the proxy statement and other relevant materials because they contain important information about the proposed merger. Investors and stockholders may obtain free copies of these documents and other documents filed by the Company with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by Loudeye by going to the Loudeye’s corporate website at www.loudeye.com or by directing a request by mail or telephone to Loudeye Corp.,1130 Rainier Avenue South, Seattle, WA 98144, Attention: Corporate Secretary, Telephone: (206) 832-4000. Investors and stockholders are urged to read the proxy statement and the other relevant materials before making any voting decision with respect to the merger.
Loudeye and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Loudeye in favor of the proposed merger. A description of any interests that Loudeye’s officers and directors have in the proposed merger is available in the proxy statement. Information regarding certain of these persons and their beneficial ownership of Loudeye common stock is also set forth in the proxy statement. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Loudeye’s corporate website at www.loudeye.com.